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                                                                    EXHIBIT 99.1

                        WRITTEN CONSENT OF SHAREHOLDERS
                                       OF
                             ARROWHEAD MILLS, INC.
                           IN LIEU OF SPECIAL MEETING

    THE UNDERSIGNED, being a holder of shares of common stock, par value $.01 per share, of Arrowhead Mills, Inc., a Texas Corporation ("AMI"), hereby consents to the merger of AMI with Hain Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of The Hain Food Group, Inc., a Delaware corporation ("HAIN"), pursuant to the Agreement and Plan of Merger, dated April 24, 1998 between AMI and HAIN and in accordance with the Texas Business Corporation Act.

    IN WITNESS WHEREOF, the undersigned has caused this consent to be executed as of the date set forth below.

                                          Dated:           , 1998

                                          --------------------------------------
                                              Signature of Shareholder

                                          --------------------------------------
                                              Signature if held jointly

                                          PLEASE SIGN EXACTLY AS NAME APPEARS
                                          ABOVE. WHEN SHARES ARE HELD BY JOINT
                                          TENANTS, BOTH SHOULD SIGN. WHEN
                                          SIGNING AS ATTORNEY, EXECUTOR,
                                          ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                          PLEASE GIVE FULL TITLE AS SUCH. IF A
                                          CORPORATION, PLEASE SIGN IN FULL
                                          CORPORATE NAME BY PRESIDENT OR OTHER
                                          AUTHORIZED PERSON.

Please Return this Consent Promptly Using the Enclosed Envelope.